As filed with the Securities and Exchange Commission on December 21, 2006
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
under
THE SECURITIES ACT OF 1933
MERCK & CO., INC.
(Exact Name of Registrant As Specified in Its Charter)
ONE MERCK DRIVE
P.O. BOX 100
WHITEHOUSE STATION, NEW JERSEY 08889-0100
(Address of Principal Executive Offices)

NEW JERSEY	22-1109110
(State or Other Jurisdiction	(I.R.S. Employer Identification No.)
of Incorporation or Organization)
2006 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN
(Full Title of the Plan)
CELIA A. COLBERT
Vice President, Secretary & Assistant General Counsel
MERCK & CO., INC.
P.O. Box 100
Whitehouse Station, New Jersey 08889-0100
(908) 423-1000
(Name and Address of Agent for Service)
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
CALCULATION OF REGISTRATION FEE

			Proposed maximum
Title of each class of Securities to	Amount to be	Proposed maximum	aggregate offering	Amount of
be Registered	Registered*	offering price per share**	price**	registration fee
Common Stock
(Par Value $0.01 per share)	1,000,000 shares	$43.60	$43,600,000	$4666

*	Estimated maximum number of shares of Common Stock of Merck & Co., Inc. issuable during the next ten years of operation of the Plan.
**	The price stated above is estimated solely for the purpose of determining the registration fee and is based on the average of the high and low market prices of the stock as reported on the New York Stock Exchange listed issues on December 20, 2006.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference
     The following documents filed by the registrant (Exchange Act File No. 1-3305) with the Securities and Exchange Commission are incorporated herein by reference and made a part hereof:
(a)	Annual Report on Form 10-K, filed on March 13, 2006, for the fiscal year ended December 31, 2005;

(b)	Current Reports on Form 8-K filed on April 3, 2006, May 1, 2006, July 17, 2006, August 2, 2006, September 7, 2006, October 2, 2006, October 30, 2006 and November 3, 2006;

(c)	Quarterly Report on Form 10-Q, filed on May 9, 2006, for the quarter ended March 31, 2006;

(d)	Quarterly Report on Form 10-Q, filed on August 7, 2006, for the quarter ended June 30, 2006;

(e)	Quarterly Report on Form 10-Q, filed on November 7, 2006, for the quarter ended September 30, 2006;

(f)	Proxy Statement filed on March 9, 2006 for the Annual Meeting of Stockholders held on April 25, 2006; and

(g)	The descriptions of the Common Stock of the registrant set forth in the registrant’s Registration Statements pursuant to Section 12 of the Securities Exchange Act of 1934 (“Exchange Act”), and any amendment or report filed for the purpose of updating such description.
     All documents filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act from the date hereof and prior to the termination of the offering of the securities offered hereby shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. An Exhibit Index can be found on page 13 of this Registration Statement.
Item 4. Description of Securities
     Not applicable.
Item 5. Interests of Named Experts and Counsel
     The validity of the Common Stock and interests in the plan will be passed upon for the Company by Celia A. Colbert, Vice President, Secretary & Assistant General Counsel of the Company.
Item 6. Indemnification of Directors and Officers
     The New Jersey Business Corporation Act provides that a New Jersey corporation has the power to indemnify a director or officer against his or her expenses and liabilities in connection with any proceeding involving the director or officer by reason of his or her being or having been such a director or officer, other than a proceeding by or in the right of the corporation, if such a director or officer acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation; and with respect to any criminal proceeding, such director or officer had no reasonable cause to believe his or her conduct was unlawful.
     The indemnification and advancement of expenses shall not exclude any other rights, including the right to be indemnified against liabilities and expenses incurred in proceedings by or in the right of the corporation, to which a director or officer may be entitled under a certificate of incorporation, bylaw, agreement, vote of stockholders, or otherwise; provided that no indemnification shall be made to or on behalf of a director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his or her acts or omissions (a) were in breach of his or her duty of loyalty to the corporation or its stockholders, (b) were not in good faith or involved in a knowing violation of law or (c) resulted in receipt by the director or officer of an improper personal benefit.

     The Company’s Restated Certificate of Incorporation provides that, to the fullest extent permitted by the laws of the State of New Jersey, directors and officers of the Company shall not be personally liable to the Company or its stockholders for damages for breach of any duty owed to the Company or its stockholders, except that a director or officer shall not be relieved from liability for any breach of duty based upon an act or omission (a) in breach of such person’s duty of loyalty to the Company or its stockholders, (b) not in good faith or involving a knowing violation of law or (c) resulting in receipt by such person of an improper personal benefit.
     The By-Laws of the Company provide that a former, present or future director, officer or employee of the Company or the legal representative of any such director, officer or employee shall be indemnified by the Company:
     (a) against reasonable costs, disbursements and counsel fees paid or incurred where such person has been successful in the defense on the merits or otherwise of any pending, threatened or completed civil, criminal, administrative or arbitrative action, suit or proceeding, and any appeal therein and any inquiry or investigation which could lead to such action, suit or proceeding or in defense of any claim, issue or matter therein, brought by reason of such person’s being or having been such director, officer or employee, and
     (b) with respect to the defense of any such action, suit, proceeding, inquiry or investigation for which indemnification is not made under (a) above, against reasonable costs, disbursements (which shall include amounts paid in satisfaction of settlements, judgments, fines and penalties, exclusive, however, of any amount paid or payable to the Company) and counsel fees if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company, and in connection with any criminal proceedings such person also had no reasonable cause to believe the conduct was unlawful, with the determination as to whether the applicable standard of conduct was met to be made by a majority of the members of the Board of Directors (sitting as a Committee of the Board) who were not parties to such inquiry, investigation, action, suit or proceeding or by any one or more disinterested counsel to whom the question may be referred by the Board of Directors; provided, however, in connection with any proceeding by or in the right of the Company, no indemnification shall be provided as to any person adjudged by any court to be liable to the Company except as and to the extent determined by such court.
     The Company enters into indemnification agreements with its directors and officers and enters into insurance agreements on its own behalf. The indemnification agreements provide that the Company agrees to hold harmless and indemnify its directors and officers to the fullest extent authorized or permitted by the Business Corporation Act of the State of New Jersey, or any other applicable law, or by any amendment thereof or other statutory provisions authorizing or permitting such indemnification that is adopted after the date hereof. Without limiting the generality of the foregoing, the Company agrees to hold harmless and indemnify its directors and officers to the fullest extent permitted by applicable law against any and all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by its directors and officers in connection with the defense of any present or future threatened, pending or completed claim, action, suit or proceeding by reason of the fact that they were, are, shall be or shall have been a director or officer of the Company, or are or were serving, shall serve or shall have served, at the request of the Company, as director or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.
Item 7. Exemption from Registration Claimed
     Not applicable.

Item 8. Exhibits

Exhibit
Number		Description	Method of Filing

4.1	—	Restated Certificate of Incorporation of the registrant (October 1, 2004)	Incorporated by reference to Form 10-Q Quarterly Report for the period ended September 30, 2004

4.2	—	By-Laws of the registrant (as amended effective May 24, 2005)	Incorporated by reference to Current Report on Form 8-K dated May 24, 2005

5	—	Opinion and Consent of Celia A. Colbert, Vice President, Secretary and Assistant General Counsel of the registrant	Filed with this Registration Statement

23	—	Consent of PricewaterhouseCoopers LLP	Included at Page 12 of this Registration Statement

24.1	—	Certified Resolution of Board of Directors	Filed with this Registration Statement

24.2	—	Power of Attorney	Filed with this Registration Statement

Item 9. Undertakings
     The undersigned registrant hereby undertakes:
1.(a) To file, during any period in which offers or sales are being made, a post-effective amendment to the registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
     (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
2.	That, for purposes of determining any liability under the Securities Act of 1933 (the “Act”), each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
3.	Insofar as indemnification for liabilities arising under the Securities Act of 1933 (“the Act”) may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the issuer certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunder duly authorized, in the Town of Whitehouse Station and the State of New Jersey on the 21st day of December 2006.

MERCK & CO., INC.

By:	*
Richard T. Clark
Chief Executive Officer and President

By:	/s/ Celia A. Colbert
Celia A. Colbert
Vice President, Secretary and Assistant General Counsel
(Attorney-in-Fact)

*	Celia A. Colbert, by signing her name hereto, does hereby sign this document pursuant to powers of attorney duly executed by the person named, filed with the Securities and Exchange Commission as an exhibit to this document, on behalf of such person on the date stated.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signatures	Title	Date
* Richard T. Clark	Chief Executive Officer and President; Principal Executive Officer; Director	December 21, 2006

* Judy C. Lewent	Executive Vice President & Chief Financial Officer; Principal Financial Officer	December 21, 2006

* John Canan	Vice President, Controller; Principal Accounting Officer	December 21, 2006

* Lawrence A. Bossidy	Director	December 21, 2006

* William G. Bowen	Director	December 21, 2006

* Johnnetta B. Cole	Director	December 21, 2006

* William B. Harrison, Jr.	Director	December 21, 2006

*	Celia A. Colbert, by signing her name hereto, does hereby sign this document pursuant to powers of attorney duly executed by the persons named, filed with the Securities and Exchange Commission as an exhibit to this document, on behalf of such persons, all in the capacities and on the date stated, such persons including all of the directors of the Company.

Signatures	Title	Date
* William N. Kelley	Director	December 21, 2006

* Rochelle B. Lazarus	Director	December 21, 2006

* Thomas E. Shenk	Director	December 21, 2006

* Anne M. Tatlock	Director	December 21, 2006

* Samuel O. Thier	Director	December 21, 2006

* Wendell P. Weeks	Director	December 21, 2006

* Peter C. Wendell	Director	December 21, 2006

*	Celia A. Colbert, by signing her name hereto, does hereby sign this document pursuant to powers of attorney duly executed by the persons named, filed with the Securities and Exchange Commission as an exhibit to this document, on behalf of such persons, all in the capacities and on the date stated, such persons including all of the directors of the Company.

EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 24, 2006 relating to the financial statements, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in the 2005 Annual Report to stockholders, which is incorporated by reference in Merck & Co., Inc.’s Annual Report on Form 10-K for the year ended December 31, 2005.
/s/ PRICEWATERHOUSECOOPERS LLP
Florham Park, New Jersey
December 21, 2006

EXHIBIT INDEX

Exhibit
Number		Description	Method of Filing

4.1	—	Restated Certificate of Incorporation of the registrant (October 1, 2004)	Incorporated by reference to Form 10-Q Quarterly Report for the period ended September 30, 2004

4.2	—	By-Laws of the registrant (as amended effective May 24, 2005)	Incorporated by reference to Current Report on Form 8-K dated May 24, 2005

5	—	Opinion and Consent of Celia A. Colbert, Vice President, Secretary and Assistant General Counsel of the registrant	Filed with this Registration Statement

23	—	Consent of PricewaterhouseCoopers LLP	Included at Page 12 of this Registration Statement

24.1	—	Certified Resolution of Board of Directors	Filed with this Registration Statement

24.2	—	Power of Attorney	Filed with this Registration Statement